AOL TO ACQUIRE COMPUSERVE ONLINE SERVICES,
RECEIVE CASH AND GAIN SIGNIFICANT NETWORK COMMITMENTS IN AGREEMENTS WITH WORLDCOM, INC. AND BERTELSMANN AG

AOL to Sell Its ANS Communications Subsidiary to WorldCom

Agreements to Accelerate Global Momentum in
Core AOL Networks and AOL Studios Businesses


DULLES, VA, September 8, 1997 - America Online, Inc. (NYSE: AOL) today announced that, in exchange for its ANS Communications, Inc. subsidiary, it will acquire CompuServe Corp.'s worldwide online services business from WorldCom, Inc. and receive $175 million in cash.

Upon completion of the transaction, valued in total at approximately $425 million, AOL's European partner Bertelsmann AG will pay an additional $75 million to AOL, and each company will invest $25 million in an expanded joint venture to operate CompuServe's European online service.

AOL also entered into a long-term strategic relationship with WorldCom providing AOL with significantly expanded network capacity for its service at favorable prices. This includes agreements with WorldCom that will not only allow AOL to expand its current narrowband access at a faster pace, but also will have the companies collaborating on the deployment of a next-generation broadband network. Further strengthening their alliance, AOL Chairman and CEO Steve Case is expected to join WorldCom's board of directors.

In separate announcements today, WorldCom, CompuServe and H&R Block Inc. disclosed their agreement under which WorldCom will acquire all of CompuServe Corporation, thereby facilitating this transaction with AOL.

AOL said the WorldCom and Bertelsmann agreements will:

* Accelerate AOL's momentum in the global marketplace, especially in Europe;
* Strengthen its position in the small business and professional markets;
* Grow its non-subscription revenue streams through an increased customer base;
* Enable it to focus on its core assets - AOL Networks and AOL Studios - while providing added financial resources and operational flexibility to grow and enhance those businesses;
* Enhance the AOL member experience through the short-term addition of up to 100,000 modems from UUNET, long-term network commitments from WorldCom, and access to CompuServe's business and professional content;
* Improve the CompuServe online customer experience by supporting next-generation technological innovations now under development by CompuServe, and exploring possibilities for leveraging AOL's easy-to-use features and products;
* Realize immediately the enhanced value of ANS - which it acquired in 1995 for $35 million, while ensuring reliable network services through WorldCom at favorable prices.

Mr. Case stated: "AOL has made tremendous strides forward over the past year and this transaction will boost our momentum by concentrating our focus on AOL's core interactive services and content businesses. In addition, the acquisition of CompuServe's interactive services will help fuel our global expansion - especially in the critical European marketplace, which we believe is poised for tremendous growth. The expansion of our international reach will help make the interactive medium a global phenomenon and provide us with new opportunities to apply our scale, expertise and resources. Both AOL and CompuServe online customers will benefit as we enhance their interactive experiences, providing unmatched ease-of-use and expanded content to meet their needs."

Mr. Case added: "The transfer of ANS to WorldCom will allow us to realize significant value for an asset which, for the past 21/2 years, has been an important part of our successful effort to build out AOLnet with a diversified portfolio of suppliers. As part of WorldCom, ANS will be a strengthened supplier of dial-up and Internet access to AOL Networks. For AOL, the agreement locks in network price savings while partnering us with a company that can help assure our members the broadest, most reliable access, now and in the future.
We also look forward to working with the talented employees of the CompuServe online services and welcoming them to the AOL family."

John Sidgmore, WorldCom Vice Chairman and Chief Operations Officer, and UUNET CEO, said: "We are very pleased to be acquiring ANS, a pioneer of the Internet and now one of the world's leading corporate network services companies. With our long-term agreement with America Online, we also are looking forward to helping meet the rapidly growing network capacity needs of the world's leading Internet online service and working together to develop next-generation broadband solutions. We also look forward to welcoming Steve Case to our board of directors where we believe his expertise and vision will be a most valuable addition."

The Combined Internet Online Services

CompuServe's interactive division currently has 2.6 million members worldwide. On Sept. 2, 1997, AOL announced its own global membership had surpassed 9 million.

In Europe, the partnership between AOL and Bertelsmann will become the leading pan-European Internet online service provider less than two years after launching its service. The addition of CompuServe's over 850,000 online customers to AOL Europe's nearly 700,000 members would result in a combined total of more than 1.5 million. The merger would extend the AOL-Bertelsmann partnership's existing reach in Germany, the United Kingdom, France, Austria, Switzerland and Sweden, and give the partnership access to a number of markets now served by CompuServe's Internet online services.

Beyond the U.S. and European operations, AOL would add over 300,000 CompuServe online members in the rest of the world including Japan, where AOL launched its own service in April, and Canada, where AOL has over 100,000 members. CompuServe's online division also has services in Asia, Latin America and Australia.

Bob Pittman, President and CEO of AOL Networks, said: "At AOL Networks, the Internet online business is our only business and we are positioned to provide the best service possible to CompuServe's online customers and provide the best possible home to CompuServe's interactive division employees. We will use AOL Networks' scale, resources and expertise to make the combined operations more focused and efficient. In addition, our larger membership base will help us develop more online advertising and commerce revenue streams, which, in turn, allows us to continue to bring our members the best content and features available anywhere online.

"We will continue CompuServe's existing online brand and focus on small business and the professional-oriented user here and internationally, by providing the existing service with the existing platform. In addition, we will seek ways to use the relative strengths of CompuServe's on-line services in the business and professional markets and AOL in the mass market to improve the Internet online experience for both sets of customers," Mr. Pittman concluded.

Thomas Middelhoff, who is a member of the Executive Board and designated Chairman and CEO of Bertelsmann AG, said: "This transaction further strengthens the strategic alliance between Bertelsmann and America Online. We will continue to grow our AOL membership in Europe and to develop CompuServe's online services as a significant independent brand in the European Internet online market.

"This transaction will help position us as the leading player in the rapidly growing European Internet online service market, and help build a new mass medium in interactive services," concluded Middelhoff, who also is a member of the America Online board of directors.

 Expansion of AOL's Network Access

AOL Networks will continue to manage AOLnet - the world's largest dial-up network-through a portfolio strategy that now includes WorldCom's UUNET, in addition to GTE/BBN and Sprint. From this team of providers, AOL expects to have access to approximately 650,000 modems by year's end - more than triple its modem capacity of January 1997.

Mr. Bruce Bond, President and CEO of ANS Communications, said: "ANS has made great strides as part of AOL and we look forward to future success as part of WorldCom. Not only will ANS continue to supply network capacity to AOL, but it will be an excellent strategic fit with UUNET and CompuServe's corporate network services to help make WorldCom a more significant worldwide provider of corporate network services."

The transaction, which is subject to regulatory approvals and approval by CompuServe shareholders, is expected to close within six months.

About America Online

America Online, Inc. (NYSE:AOL), based in Dulles, Virginia, founded in 1985, operates three business units: AOL Networks is the world's most popular Internet online service, providing its more than 9 million members worldwide with easy-to-use, convenient information, entertainment and state-of-the-art features and products supported by world-class member support; AOL Studios develops original content programming and interactive properties for AOL Networks, Internet Service Providers, other online services, independent Internet sites, and other media companies; and ANS Communications is a leading provider to businesses, including AOL, of global network communication systems and services. Personal computer owners can obtain America Online software at major retailers and bookstores, by calling 800-827-6364, or by downloading from http://www.aol.com.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Such statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. In particular, careful consideration should be given to cautionary statements made in the Company's reports filed with the Securities and Exchange Commission.



Transmitted: 9/8/97 6:23 AM EDT (compu)